HAWKS INDUSTRIES, INC.

                                913 Foster Road
                             Casper, Wyoming 82601

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON ____________, 1999

     To the Shareholders of
HAWKS INDUSTRIES, INC.

     On June 10, 1999, Hawks Industries, Inc., a Wyoming Corporation (the "Company"), entered into an Agreement (the "Agreement") with Universal Equities, Ltd., David H. Peipers, The Cornerhouse Limited Partnership and the Winsome Limited Partnership (collectively referred to as "Buyers"), which will allow Buyers to secure a controlling interest in the Company's common stock through a Private Placement. The value placed on the Company's shares in the Agreement was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by the company is $33,000,000 if all the additional shares are purchased.

     The terms of the Agreement require a payment of at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or transfer of Buyer's rights to receive payment from a debt obligation from North Star Exploration, Inc. ("North Star"), and/or North Star common stock, and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock. North Star and Zeus are private Nevada Corporations which own or hold options on mineral rights in Alaska. The options, held by North Star, cover approximately 7,000,000 acres in Alaska.

     The Agreement also requires the redemption of shares in the Company owned by three principal shareholders in exchange for certain assets of the Company. Therefore, on June 9, 1999, the Company entered into a Redemption of Shares Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated November 14, 1991 (collectively referred to as "Shareholders"), to acquire all of
Shareholders' common stock in the Company, excluding their ESOP shares, in exchange for assets of the Company.

     The June 9, 1999 Redemption of Shares Agreement was determined as a result of arms-length negotiations between the Directors and the three principal shareholders using as part of the consideration, book values for the shares and exchanged assets as reported by the Company in the most recent 10-K Report. The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval.

     The Company entered into the Agreement to provide a substantial injection of capital and to allow the Company to participate in future exploration and development of the North Star mineral rights in Alaska. As a result of this Agreement, the principal business of the Company will change from an environmental testing business to a natural resource exploration and development business.

     The Company expects to use the proceeds of the transaction for general corporate purposes and future operations, which may include, in addition to mineral exploration on the option lands held by North Star, projects related to to sustainable (i.e.environmentally friendly) development of energy natural resources. The ownership of the company's common stock by shareholders will not be affected by the proposed transaction, the Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934 following completion of the transaction, and the company's common stock may continue to trade on the NASDAQ Stock Exchange to the extent a market continues to exist. The Company has no control whether a market will continue to exist.

     If the transaction is not approved by the Shareholders, the Company anticipates that it will continue with its current operations which consist mainly of environmental testing. The private placement and redemption of shares described above will be subject to the Company's shareholders' approval at its Annual Meeting.

     The discussion of the information set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HAWKS INDUSTRIES, INC., a Wyoming Corporation (the "Company"), will be held at the office of the Company at 913 Foster Road, Casper, Wyoming 82601 on _______________, 1999 at 2:00 P.M. or at any postponement or adjournment thereof for t,he following purposes:

1. To elect one director to serve until the Annual Meeting of the Shareholders to be held in 2002 or until his successor has been elected and qualified.

2. To increase the authorized number of shares of common stock from 5 million to 50 million shares for the purpose of raising additional capital through a private placement of common stock.

3. To approve the private placement of up to 20,625,000 shares of common stock with Universal Equities Ltd., David H. Peipers, The Cornerhouse Limited Partnership and the Winsome Limited Partnership.

4. To approve the redemption of common stock through a disposition of Company assets to principal shareholders, Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust dated November 14, 1991.

5.   To approve a change of domicile for the Company from Wyoming to Nevada.

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on _______________, 1999, will be entitled to notice of and to vote at the meeting. All shareholders are cordially invited to attend and to meet the management and Board of Directors of the Company.
                                   By Order of the Board of Directors


                                   Bob Despain
                                   Secretary
Casper, Wyoming
_______________, 1999


                                   IMPORTANT

           IF YOU DO NOT PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND
                          RETURN THE ENCLOSED PROXY
             NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES

                                PROXY STATEMENT

                             HAWKS INDUSTRIES, INC.

                                913 FOSTER ROAD
                             CASPER, WYOMING 82601

                         SHAREHOLDERS ENTITLED TO VOTE

     THE ENCLOSED  PROXY  IS  SOLICITED  BY THE  BOARD  OF  DIRECTORS  OF  HAWKS
INDUSTRIES, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company. It is anticipated that these proxy materials will be mailed to Shareholders on or about ________________, 1999.

      Holders of shares of the Common Stock of the Company of record at the close of business __________, 1999, will be entitled to vote at the Annual Meeting of Shareholders to be held on ______________, 1999 at 2:00 P.M. at the offices of the Company at 913 Foster Road, Casper, Wyoming 82601 or at any postponement or adjournment thereof.

     This Proxy Statement relates to the approval of a number of matters as summarized in the notice which is attached to this Proxy Statement and described in more detail herein. The Company is also delivering with this proxy statement the following documents which are hereby incorporated herein: Northstar Exploration, Inc. Financial Statements for the Periods Ended June 30, 1999 (Unaudited), December 31, 1998 and 1997 and for the Periods from Inception (January 31, 1997) to June 30, 1999 (Unaudited) and December 31, 1998 together with the Report of Independent Public Accountants. The Company further incorporates by reference into this Proxy Statement the Company's annual report on Formr10-K for the year ended December 31, 1998, the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, its current reports on Form 8-K reporting events of June 10, 1999 and any amendments thereto, and all other reports filed since December 31, 1998, in accordance with Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended.

      Shareholders who execute proxies retain the right to revoke them at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. Proxies may be revoked by any Shareholder present at the meeting who expresses a desire to vote his or her shares in person. A proxy, when executed and not so revoked, will be voted in accordance therewith.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, will not be counted as voting on a particular matter. The officers, directors, and/or principal Shareholders, Bruce A. Hinchey, James E. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 of the Company (holders of approximately 389,640 shares, 29.3% of the outstanding shares) have indicated their intention to abstain from voting on the Redemption of Shares Proposal 3 as they have a conflict of interest in said proposals. No other shareholder has indicated his or her intentions with respect to voting on any of the proposals. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon. All properly executed and unrevoked proxies that do not contain voting instructions will be voted in favor of Proposals 1, 2 and 3.

     The Company will bear the cost of the proxy solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                               DISSENTERS' RIGHTS

     The Wyoming Business Corporation Act provides shareholders a right to dissent and obtain payment of the fair value of their shares from the Company under certain circumstances; provided, that, if the shareholder has a right to dissent, the shareholder strictly follows the statutory procedures for doing so to perfect his or her dissenters' rights. In connection with the Redemption of Shares Proposal 3 contained in this Proxy Statement shareholders may have the right to dissent if the Company completes the proposed transaction. For a detailed description of these dissenters' rights and the statutory provisions governing them, see the section entitled "DISSENTERS' RIGHTS" appearing immediately after the description of the Redemption of Shares in Proposal 3.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The voting securities entitled to vote at the meeting consist of shares of Common Stock of the Company with each share entitling its owner to one vote upon each matter submitted to a vote.

     The close of business on _____________, 1999, has been fixed by the Board of Directors as the record date for determination of Shareholders entitled to vote at the meeting, and the number of outstanding shares on October 12, 1999 was 1,326,705.

     The following table shows the beneficial ownership of the shares of the Company as of the close of business on October 12, 1999, of each person known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock and of all officers and directors as a group. Unless noted to the contrary, each person or entity has direct ownership and sole voting dispositive power.

                                                      Percent
                                                      Of Class
Name and Address               Shares Owned           Outstanding
----------------               ------------           -----------

Bruce A. Hinchey              115,928 (a) (c)          8.7
913 Foster Road
Casper, Wyoming 82601

James E. Meador, Jr.          120,545 (b) (c)          9.1
913 Foster Road
Casper, Wyoming 82601

Anne D. Zimmerman              153,167                11.5
Revocable Trust
400 E. 1st St.
Casper, Wyoming 82601

All Officers and Driectors
 and 5% Shareholders as Group
(three in number)             389,640                 29.3


(a) Included are 11,553 shares allocated in the Company's Employee Stock Ownership Plan-Trust.
(b) Included are 11,629 and 2,491 shares allocated to Mr. Meador and his spouse respectively in the Company's Employee Stock Ownership Plan-Trust.
(c) Included are 1,675 shares Mr. Meador and Mr. Hinchey own through H & M Properties.


                 INTEREST OF PARTIES IN MATTERS TO BE ACTED ON

     Bruce A. Hinchey, President of Hawks Industries, Inc.; James E. Meador, Jr., Vice President of Hawks Industries, Inc.; and Anne D. Zimmerman, a Physician, through her Revocable Trust (collectively referred to as "Shareholders"), will receive certain assets of the Company in exchange for their common stock in the Company if the proposed Redemption of Shares is approved by the shareholders of the Company at the Annual Meeting. For this reason, Bruce A. Hinchey, James E. Meador, Jr. and Anne D. Zimmerman Revocable Trust dated November 13, 1991 will abstain from voting on that proposed transaction at the Annual Meeting.

     None of the Shareholders has been convicted in a criminal proceeding during the past ten years. Shareholders have purchased the following shares of common stock of the Company in the past two years:

Name                      Date of Purchase                 Shares
Bruce A. Hinchey           January, 1998                      200

James E. Meador, Jr.       October, 1998                    1,000
                           March, 1999                      2,000

Anne D. Zimmerman          February 1998                  153,167
Revocable Trust dated
November 13, 1991

     Shareholders have not sold any shares during the past two years. The shares purchased were through cash transactions. Shareholders are not party to any contract, arrangements, or understandings with any person with respect to any securities of the Company. Shareholders have no arrangement or understanding with any person with respect to any future employment by the Company or its affiliates' or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and By-laws, Directors are divided into three classes that contain one or more Directors and hold a term of office of three years.

     As of the date of this Proxy Statement, one Class II Director will be elected to serve until 2002 or until a successor is duly elected and qualified.

     At the meeting it is proposed that Gerald M. Moyle, who is presently the Class II Director of the Company and whose term expires in 1999, be elected for a three year term. Upon election he shall serve in such capacity until the 2002 Annual Meeting of the Shareholders or until a successor is duly elected and qualified.

     If the enclosed Proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the person nominated for election as Director of the Company. If the nominee should refuse or be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee. The management presently has no knowledge that any nominee will refuse or be made unable to serve.

     The following information is furnished as of October 12, 1999, with respect to the nominee and the other Directors whose terms in office will continue after the meeting.

                          Principle Occupation
                          During the Last Five
                                  Years               Year Since       Share of
                            and Position with           Which        Common Stock     Percent
                                 Company             Continuously    Beneficially       of
Name/Age                (In Addition to Director)     A Director         Owned         Class
Dwight B. Despaine/45   Appointed  as a Class III        1992            2,050          .2
                        Director August 24, 1992.
                        Attorney with Dixon
                        & Despain, Casper, WY
                        since 1990; Warnick &
                        Blood Law Offices from
                        1985-1990.

Bruce A. Hinchey/50     Appointed as a Class III         1993        115,928(a)(c)      8.7
                        Director May 12, 1993;
                        President of Western
                        Environmental Services
                        and Testing, Inc. 1981 to
                        1997. President of Hawks
                        Industries, Inc. and
                        Vice-President of Western
                        Environmental Services &
                        Testing, Inc. since 1998.

James E. Meador,        Appointed as a Class I           1993        120,545(b)(c)      9.1
Jr/46                   Director May 12, 1993;
                        Vice President of Western
                        Environmental Services
                        and Testing,Inc. 1981
                        to 1997. President of
                        Western Environmental
                        Services & Testing, Inc.
                        and Vice-President of Hawks
                        Industries, Inc. since
                        1998.

Gerlad M. Moyle/44      Appointed as a Class II          1994              8            -0
                        Director June 30, 1994;
                        Land Manager of Brown
                        Operating, Inc. since
                        1984.

(a) Included are 11,553 shares allocated in the Company's Employee Stock Ownership Plan-Trust.

(b) Included are 14,120 shares allocated to Mr. Meador and his spouse in the Company's Employee Stock Ownership Plan-Trust.

(c) Included are 1,675 shares Mr. Meador and Mr. Hinchey own through H & M Properties.

(E)RESUME OF NOMINEE GERALD E. MOYLE

Gerald E. Moyle, Director

Mr. Moyle graduated from the University of Wyoming in 1977 with a Bachelor of Science degree. He was a staff accountant for Fox & Company from 1977 to 1979 when he became controller of LR Company to 1980; was vice president of Cowboy Resources, Inc. from 1980 to 1984. From 1984 to the present, Mr. Moyle has been the land manager for Maurice W. Brown and Brown Operating, Inc. He was elected to the Board of Directors for Hawks
Industries, Inc. June 30, 1994.

The Board of Directors met formally twice during the fiscal year. Mr. Moyle was present for both meetings. All other directors were present for the meetings of the Board of Directors in fiscal 1998. In addition, discussions were held frequently on an informal basis, and all action specifically required to be approved by the Board of Directors, pursuant to the Wyoming Corporation Law, was taken by written consent setting forth the action so taken signed by all the directors provided by Section 141 (t) of the Law.

The Board of Directors audit  committee consists of   Gerald E. Moyle, James  E.
Meador, Jr., and Dwight B. Despain.

The Board of Directors has no nominating or compensation committee.


              REMUNERATION AND OTHER TRANSACTIONS WITH MANAGEMENT

The following table sets forth all cash compensation paid by the Company during the fiscal year to executive officers whose cash compensation exceeded $60,000 and to all executive officers as a group.

Name of Individual      Capacities in Which Served         Cash Compensation
-------------------     --------------------------         -----------------
or Number in Group
------------------

Bruce A. Hinchey        President and Director of Hawks     $105,000 (a)(b)(c)
                        Industries, Inc.;Vice President
                        of Western Environmental Services
                        and Testing, Inc.

James E. Meador, Jr.    Vice President and Director of      $105,000 (a)(b)(c)
                        Hawks Industries, Inc.; President
                        of Western Environmental Services
                        and Testing, Inc.
All Executive Officers
 as a Group                                                 $210,000 (a)
 (Two in number)

(a) Messrs. Hinchey and Meador received other compensation valued at less than 10% of the compensation reported in this table.

(b) Not included is the amount which was accrued under the Company's Employee Stock Ownership Plan-Trust discussed below.

(c) Pursuant to employment agreements expiring September 2004, Messrs. Hinchey and Meador would receive a lump sum payment of approximately four years' salary and each would receive approximately $100,000.00 in consideration of receiving a reduced salary in past years if employment should be terminated by the Company without cause. The right to receive those payments is being surrendered as part of the transactions for which approval is being sought.


 Directors who are not employees are paid $300 per meeting for their attendance at Board meetings. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board and Shareholder's meetings.

   Employee Stock Ownership Plan-Trust


      The Plan was Adopted in December 1975. Annual contributions by the Company are not mandatory, but the Plan provides for annual contributions by the company to the profit-sharing trust for the account of eligible employees in an amount up to 25% of their salaries subject to the limitation imposed by ERISA. The Plan provides that the Trustee shall invest the funds in shares of Common Stock of the Company purchased either in the open market, directly from the Company, or from existing shareholders. All of the shares will remain with the Trustee until paid to employees upon leaving the Company's service. In the event of retirement, disability or death, the entire amount of the employee's credit will be directly distributed to the employee or his named beneficiary. Upon termination, other than by reason of death, disability or retirement, the amount at termination will be a percentage of the amount of his account as follows:

Years                 Percentage
2                      20%
3                      40%
4                      60%
5                      80%
6                     100%

    The Company has the right to amend or terminate the Plan at any time. The purpose of the Plan is to provide employees with additional incentive and opportunity, through the Company contribution, to acquire an Ownership in the Company by becoming shareholders.

    During the Fiscal year, the amounts accrued by Mr. Hinchey and Mr. Meador and his spouse were, respectively, $1,898 and $2,417.

Incentive Stock Option Plan

    The Plan approved by the Shareholders of the Company on June 15, 1982, authorized the stock incentives for key executives to further the identity of their interest with the interests of the shareholders and to increase their stake in the future growth and prosperity of the Company. This Plan expired
June 15, 1992. The Plan was intended to induce continued employment of key executives and, by offering comparable incentives, to enable the Company to compete for, attract, and retain competent executives.

    As of the  date of this  Proxy Statement there  are options outstanding  for
2,500 shares under the Plan.   They were issued in  September 1990 and will,  if
not exercised previously, expire in September of 2000.

Section 16 Reporting

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Officers, Directors, and greater than 10% stockholders are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the period January 1, 1998 to December 31, 1998, all filing requirements applicable to its officers, Directors, and greater than 10% beneficial owners were completed and filed.


                                   Proposal 1

                       Authorize Increase in Common Stock
                     $0.01 par value from 5,000,000 Shares
                              to 50,000,000 Shares

    The Company requests the authorization from a majority of its voting Common Stock, $0.01 par value shareholders to increase the number of authorized Common Stock, $0.01 par value shares from 5,000,000 to 50,000,000.

    The increase in the number of authorized shares is necessary to complete the June 10, 1999 private placement transaction which is described in detail in Proposal 2 below. The rights of the existing shareholders will not be altered by this increase and the newly authorized shares will carry the same rights, privileges and powers which currently exist with the Common Stock, $0.01 par value shares. The proposed Resolution to increase the authorized number of shares in the Company is attached hereto as Exhibit ___.*

                                   Proposal 2

                       Private Placement of Common Stock

    On June 10, 1999, the Company entered into an Agreement with Universal Equities, Ltd., David H. Peipers, The Cornerhouse Limited Partnership and the Winsome Limited Partnership (collectively referred to as "Buyers") which will allow Buyers to secure a controlling interest in the Company's common stock through a private placement. The value placed on the Company's shares in the offer was $1.60 per share for at least 6,250,000 shares of common stock yielding the Company a consideration of $10,000,000. The Agreement was amended on September 23, 1999, and references to the Agreement herein are to the Agreement as amended. The Agreement also included the right to buy up to an additional 14,375,000 shares at the same price. The maximum consideration to be received by the Company will be $33,000,000 if all 20,575,000 shares are purchased for $1.6Theetermsrof the Agreement require a payment of at least $5,000,000 in cash, with the remainder of the consideration being paid in cash and/or transfer of Buyer's rights in and to a debt obligation from North Star Exploration, Inc. ("North Star") up to a maximum of $10,000,000, and/or North Star common stock up to a maximum of $20,000,000, and/or Zeus Consolidated Holdings, Inc. ("Zeus") common stock, up to a maximum of $1,000,000. North Star and Zeus are private Nevada Corporations which own or hold options on mineral rights in Alaska. The options, held by North Star, cover approximately 7,000,000 acres in Alaska. The principal offices of Northstar and Zeus are located at 12600 West Colfax Avenue, Suite C-500, Lakewood, Colorado 80215 and their telephone number is (303) 986-0100.

    As a result of this transaction, the controlling interest in the Company will be owned by the Buyers or their designees in the following amounts.

                            Required Minimum Amount
                              of Shares Purchased
                              Under the Agreement

                                                    Percentage
                                                     Ownership      Consideration
                                       Number of      of the          $1.60 Per
Purchaser                               Shares        Company           Share

Universal Equities Ltd.                 3,125,000     43.20531%   $     5,000,000

David H. Peipers                        1,562,500     21.60265%         2,500,000
The Cornerhouse Limited Partnership       937,500     12.96159%         1,500,000

The Winsome Limited Partnership           625,000      8.64106%         1,000,000

     Total                              6,250,000     86.41061%   $    10,000,000

                            Maximum Amount of Shares
                            Allowed to be Purchased
                              Under the Agreement

                                                    Percentage
                                                     Ownership      Consideration
                                       Number of      of the          $1.60 Per
Purchaser                               Shares        Company           Share

Universal Equities Ltd.                10,312,500     47.72558%   $    16,500,500

David H. Peipers                        5,156,250     23.86279%         8,250,000

The Cornerhouse Limited Partnership     3,093,750     14.31767%         4,950,000

The Winsome Limited Partnership         2,062,500      9.54512%         3,300,000

     Total                             20,625,000     95.45116%   $    33,000,000

    The Company's Board of Directors have carefully reviewed the proposed transaction and believe it to be in the best interest of the Company and its shareholders. The transaction will inject at least $10,000,000 of capital into the Company and allow it to participate in natural resource exploration and development.

    The total consideration in the private placement will be used by the Company for general corporate purposes and future operations, which may include, in addition to exploration of North Star's mineral rights, projects related to sustainable (i.e. environmentally friendly) development of energy natural resources. The rights of the Company shareholders after the transaction will not differ materially from their rights before said transaction.

    The transaction will be accounted for as a sale of common stock by the Company and should not result in a taxable event. If a gain were recognized by the Company, it would be offset by the Company's operating loss carry-forwards. No federal or state regulatory requirements must be met or approval obtained in connection with this Transaction.

    Prior to the proposed transaction, none of the Company, its directors, officers or affiliates has had any material contracts, arrangements, understandings, relationships, negotiations, or transactions with the Buyers, North Star or Zeus.

    The Agreement also requires the redemption of shares in the Company owned by Bruce A. Hinchey, James E. Meador, Jr. and the Anne D. Zimmerman Revocable Trust, dated November 14, 1991, in exchange for certain assets of the Company. Details of this transaction are discussed in Proposal 3 below.

   The private placement described above is subjec to the Company's
Shareholder approval at its Annual Meeting. A majority of the shareholders in attendance or voting by proxy in favor of the Proposal will be required for its approval. A copy of the June 10, 1999 Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated herein by reference.

                                   Proposal 3

                     Redemption of Principal Shareholders'
                          Stock with Corporate Assets

    On June 9, 1999, the Company entered into an Agreement with officers and directors, Bruce A. Hinchey and James E. Meador, Jr. and principal shareholder Anne D. Zimmerman Revocable Trust dated, November 14, 1991 (collectively referred to as "Shareholders"), to acquire all of Shareholders common stock in the Company excluding their ESOP shares, and their release of the company from certain liabilities, in exchange for assets of the Company. A copy of the Agreement has been filed with the SEC in the form of an 8-K Report and is incorporated by reference. Said Agreement sets forth the terms and conditions of the redemption of shares. The redemption of shares is required pursuant to the North Star Group Agreement dated June 10, 1999, which has also been filed with the SEC in the form of an 8-K Report and is incorporated by reference.

              THE FOLLOWING ARE THE PRO FORMA FINANCIAL STATEMENTS
                WHICH ARE A RESULT OF PROPOSAL 2 AND PROPOSAL 3.



                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying condensed consolidated financial statements illustrate the effect of Proposal 2 Private Placement of Common Stock and Proposal 3 Redemption of Principal Shareholders' Stock with Corporate Assets. The condensed consolidated balance sheet as of June 30, 1999 is based on the historical balance sheet of the Company as of that date and assumes the transactions took place on that date. The condensed consolidated statements of operations for the year ended December 31, 1998 and six months ended June 30, 1999 are based on the historical statements of the Company for those periods. The pro forma condensed statements of operations assume the transactions took place on January 1, 1998.

The pro forma condensed consolidated balance sheet reflects the purchase of 6,250,000 share of common stock. It does not reflect the right to buy up to additional 14,375,000 shares.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the transactions. The operations of the Environmental Testing segment are cyclical in nature and can change significantly each quarter. The net assets to be used in the redemption could decrease by as much as 25% before the time of closing. The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company incorporated herein by reference.

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Unaudited)
                                 June 30, 1999         As
     ASSETS                                         reported       Adjustments             Pro Forma

CURRENT ASSETS
     Cash                                         $    14,000   $     5,000,000   (1)   $    5,011,000
                                                                         (3,000 ) (2)
     Accounts receivable                              790,000          (775,000 ) (2)           15,000
     Short-term invesments                            200,000          (200,000 ) (2)                -
     Costs on uncompleted contracts in excess
        of related billings                           101,000          (101,000 ) (2)                -
     Other current assets                              66,000           (45,000 ) (2)           21,000

        Total current assets                        1,171,000                                5,047,000


PROPERTY AND EQUIPMENT, net                         1,625,000          (109,000 ) (2)          551,000
                                                                       (965,000 ) (2)

INVESTMENTS AND OTHER ASSETS
     Note receivable                                   31,000                                   31,000
     Land investment                                  196,000          (196,000 ) (2)                -
     Other investments                                      -         5,000,000   (1)        5,000,000
     Available for sale investments                   100,000          (100,000 ) (2)                -
     Other assets                                     245,000          (203,000 ) (2)           42,000

                                                      572,000                                5,073,000

    LIABILITIES AND SHAREHOLDERS' EQUITY          $ 3,368,000                           $   10,671,000
CURRENT LIABILITIES
     Notes payable                                $   288,000          (223,000 ) (2)   $       65,000
     Current maturities on long-term debt             134,000          (134,000 ) (2)                -
     Accounts payable                                 273,000          (222,000 ) (2)           51,000
     Accrued liabilities                               49,000           (24,000 ) (2)           25,000

        Total current liabilities                     744,000                                  141,000


LONG TERM DEBT                                        322,000          (322,000 ) (2)                -


CONTINGENT LIABILITY                                        -                                        -


SHAREHOLDERS' EQUITY
     Capital stock:
        Preferred stock                                     -                                        -
        Common stock                                   13,000            63,000   (1)           76,000
        Capital in excess of par value on
          common stock                              2,879,000         9,937,000   (1)       12,816,000
     Retained deficit                                (536,000 )        (109,000 ) (2)         (645,000 )
     Less common stock held in treasury               (54,000 )      (1,663,000 ) (2)       (1,717,000 )

                                                    2,302,000                               10,530,000
                                                  $ 3,368,000                           $   10,671,000

See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                         Six months ended June 30, 1999

                                            As
                                         reported      Adjustments           Pro Forma

Operating revenue                     $  1,571,000   $  (1,526,000 ) (3)   $     45,000

Operating expenses                       1,354,000      (1,262,000 ) (3)         92,000


Operating income (loss)                    217,000                              (47,000 )

Other income (expense)                     (22,000 )        27,000   (3)          5,000


Income (loss) before income taxes          195,000                              (42,000 )

Provision for taxes                              -                                    -

Net income (loss)                     $    195,000                         $    (42,000 )

Weighted average number of common
   shares outstanding                    1,290,283       6,250,000   (4)      7,182,666
                                                          (357,617 ) (3)

Earnings (loss) per common share      $       0.15                         $      (0.01 )




See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
                          Year ended December 31, 1998

                                            As
                                         reported      Adjustments           Pro Forma

Operating revenue                     $  2,445,000   $  (2,318,000 ) (3)   $    127,000

Operating expenses                       2,317,000      (1,999,000 ) (3)        318,000

Operating income (loss)                    128,000                             (191,000 )

Otherincome (expense)                      22,0000         55,000   (3)          77,000

Income (loss) before income taxes          150,000                             (114,000 )

Provision for taxes                              -                                    -


Net income (loss)                     $    150,000                         $   (114,000 )


Weighted average number of common
   shares outstanding                    1,351,451       6,250,000   (4)      7,243,834
                                                          (357,617 ) (3)

Earnings (loss) per common share      $       0.11                         $      (0.02 )




See Notes to Pro Forma Consolidated Financial Statements (Unaudited).

                    HAWKS INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

NOTE A _ The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the injection of capital per Proposal 1 Private Placement of Capital Stock. The components of the purchase price for 6,250,000 shares of Hawks Industries, Inc. $.01 par value, common stock are as follows:

Cash                                      $     5,000,000
Buyers' right to debt obligation
  from North Star Exploration and/or
  North Star Exploration common
  stock and/or Zeus Exploration,
  Inc. common stock                             5,000,000


Total guaranteed purchase price           $    10,000,000


Based on $.01 par value, the components of Shareholders' Equity are as follows:

Common stock                              $        63,000
Capital in excess of par value on
  common stock                                  9,937,000


Total equity increase                     $    10,000,000



(2) To reflect the Redemption of Principal Shareholders' Stock with Corporate Assets per Proposal 3 and settlement of goodwill, employment agreements, and release of liabilities.The components of the corporate assets, and liabilities to be exchanged in the redemption of 357,617 shares of Hawks Industries, Inc. $.01 par value, common stock from Bruce A. Hinchey, James A. Meador, Jr., and Anne D. Zimmerman Revocable Trust dated November 14, 1991 and payment of goodwill and release of liability on employment agreements as of June 30, 1999 are as follows:

Redemption of 357,617 shares for:
All assets of W.E.S.T., Inc.
 Cash                                              $     3,000
 Accounts receivable                                   775,000
 Short-term investments                                200,000
 Costs on uncompleted  contracts in excess  of
  related billings                                     101,000
 Other current assets                                   45,000
 Property and equipment, net                           962,000
 Other assets                                          203,000

Assume all liabilities of W.E.S.T., Inc.
 Notes payable                                        (223,000)
 Current maturities of long-term debt                 (134,000)
 Accounts payable                                     (222,000)
 Accrued liabilities                                   (24,000)
 Long-term debt                                       (322,000)

All assets of W.E.S., Inc.
 Property and equipment, net                             3,000

All Shares of Central Wyoming
 Properties, Inc.
 Land investment                                       196,000

All shares of W.E.R.C. preferred stock
 Available for sale investments                        100,000

Other property and equipment                           109,000

Net assets and liabilities transferred in
  redemption of common stock and settlement of
  goodwill, employment agreements, and release
  of liabilities                                   $ 1,772,000


NOTE B _ The pro forma adjustments to the condensed consolidated statements of operations are as follows:

(3) To remove the operations for the Environmental Testing segment and all operations from the oil and gas overriding royalties, as these assets will be used for redemption of shareholders' common stock and in settlement of goodwill, employment agreements, and release of liabilities per (2) above:

                                     Year Ended        Six Months
                                    December 31,       Ended June
                                        1998            30, 1999

Operating revenue
 Environmental Testing             $  (2,211,000 )  $   (1,500,000 )
 Oil and gas                            (107,000 )         (26,000 )

Operating expenses
 Environmental Testing                 1,856,000         1,075,000
 Depreciation and depletion
   Environmental Testing                 124,000           100,000
   Oil and gas                            19,000            87,000

Other income (expense)
 Interest expense
   Environmental Testing                  55,000            27,000


Net change                         $    (264,000 )  $     (237,000 )


(4) The weighted average number of common shares outstanding would increase to reflect the 6,250,000 shares to issued upon acceptance of Proposal 1 Private Placement of Capital Stock.



    The June 9, 1999 Redemption of Shares Agreement was determined as a result of arms-length negotiations between the non-interested Directors and three principal shareholders.

    The Agreement requires in part, an exchange of the assets used by the Company in its environmental testing business. Those assets were originally transferred to the Company in 1993 by Mr. Hinchey and Mr. Meador in exchange for their stock in the Compnay. Ther current exchange basically returns the stock to the Company and the assets to Mr. Hinchey and Mr. Meador which is the way they were held prior to the 1993 exchange.

    The Agreement also eliminates all liability the Company has to Mr. Hinchey and Mr. Meador as a result of their termination under their Employment Agreements.

    The Agreement was unanimously approved by the Company's Board of Directors with Bruce A. Hinchey and James E. Meador, Jr. abstaining from said approval. The redemption of shares described above is subject to the Company's shareholder approval at its Annual Meeting. A majority of the voting shareholders casting votes in favor of the Proposal will be required for its approval.

DISSENTERS' RIGHTS

    To the extent shareholders may be entitled under Wyoming law to dissent from the transaction described in Proposal 3 and obtain payment of the fair value of their shares from the Company, they must strictly comply with the provisions of
Article 13 of the Wyoming Business Corporation Act (the "Dissenters' Rights Statute"). A copy of the Dissenters' Rights Statute is included in this Proxy Statement as Exhibit ___.

Proposal 4
Change of Domicile

    If the transactions set forth in Proposal 2 and Proposal 3 are approved by a majority of the Company's shareholders, the Company proposes that its Articles of Incorporation be amended to allow the Company to change its domicile from from Wyoming to Nevada.

    The change of domicile will allow the Company to have the same domicile as North Star and Zeus, which will translate in smoother operations between the Company and those entities. Nevada's corporate laws are friendly to mineral exploration and development companies and will aid in future activities in Alaska. The change of domicile will not result in any significant changes in the existing shareholders' rights, powers and privileges.

    The proposed change of domicile will be made in accordance with the requirements of Wyoming Statutes S 17-16-1720. This proposal will be voted upon at the Company's Annual Meeting if Proposal 2 and Proposal 3 are approved. A majority of the Company's shareholders must vote for the proposal in order for it to be approved.

                              FINANCIAL STATEMENTS

     Financial information with respect to Zeus, the shares of which are permitted to constitute a maximum of $1,000,000 out of the total of $33,000,000 that is payable if purchasers elect to buy all the shares they are permitted to buy, has not been deemed material and is not included in the proxy statement. The purchasers have undertaken that they will not exercise their right to deliver Zeus shares unless sufficient other consideration is delivered to cause the Zeus shares to constitute less than five percent of the total.

    THE FOLLOWING ARE NORTH STAR'S FINANCIAL STATEMENTS.
               NORTH STAR EXPLORATION, INC.
                 (An Exploration Stage Corporation)

               FINANCIAL STATEMENTS
               FOR THE PERIODS ENDED JUNE 30, 1999 (UNAUDITED),
                 DECEMBER 31, 1998 AND 1997 AND FOR THE PERIODS
                 FROM INCEPTION (JANUARY 31, 1997) TO JUNE 30, 1999 (UNAUDITED) AND DECEMBER 31, 1998
               TOGETHER WITH REPORT OF INDEPENDENT
                 PUBLIC ACCOUNTANTS






                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Shareholders of North Star Exploration, Inc.:

We have audited the accompanying balance sheets of NORTH STAR EXPLORATION, INC. (a Nevada corporation in the exploration stage) as of December 31, 1998 and 1997, and the related statements of operations, shareholders' deficit, and cash flows for the periods ended December 31, 1998 and 1997 and for the period from inception (January 31, 1997) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Star Exploration, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods ended December 31, 1998 and 1997, and for the period from inception (January 31, 1997) to December 31, 1998 in conformity with generally accepted accounting principles.




/s/ Arthur Andersen LLP

Denver, Colorado,
  June 11, 1999,

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)
                                 BALANCE SHEETS
                                 --------------
                                                         December 31,            June 30,
                                                     1997           1998           1999
                                                                                 Unaudited
          ASSETS
Cash and cash equivalents                       $      13,489  $      10,936  $     106,600
Accounts receivable _ affiliates                       37,608         45,188         58,228
Other receivables                                           -          3,728         58,125
          Total current assets                         51,097         59,852        222,953

Lease acquisition costs                               200,000        400,000        650,000
Equipment, net of accumulated depreciation
 of $1,155, $10,937 and $25,615, respectively          22,668         69,538        226,413

          Total assets                                273,765        529,390      1,099,366

     LIABILITIES AND SHAREHOLDERS' DEFICIT
LIABILITIES:
     Advances from affiliate                    $     988,602  $   3,689,807  $   6,462,642
     Accounts payable                                  53,276        420,899        431,519
     Accrued interest                                  22,824        175,287        351,539
     Accrued liabilities                                3,941         14,061         10,781

          Total current liabilities                 1,068,643      4,300,054      7,256,481

COMMITMENTS AND CONTINGENCIES (Note 4)
SHAREHOLDERS' DEFICIT:
     Common stock; no par value; 25,000 shares
        authorized, issued and outstanding              1,000          1,000          1,000
     Accumulated deficit                             (795,878 )   (3,771,664 )   (6,158,115 )

          Total shareholders' deficit                (794,878 )   (3,770,664 )   (6,157,115 )

          Total liabilities and shareholders'
            deficit                             $     273,765  $     529,390  $   1,099,366

                 The accompanying notes to financial statements are an integral part of these balance sheets.









                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                            STATEMENTS OF OPERATIONS
                            ------------------------
                                                                               Period       Period
                                                                                From         From
                                                                             Inception      Incep-
                                                                                             tion
                                                                             (January 31,(January 31,
                                                                              1997) TO     1997) TO
                              December 31,                June 30,           December 31,  June 30,
                            1997         1998         1998         1999         1998         1999
COSTS AND EXPENSES:
  Exploration           $   701,734  $ 2,323,692  $   843,140  $ 1,725,444  $ 3,025,426  $ 4,750,870
  General and
   administrative            70,165      489,849       45,797      470,077      560,014    1,030,091
  Depreciation                1,155        9,782        3,038       14,678       10,937       25,615
  Interest expense           22,824      152,463       84,272      176,252      175,287      351,539

NET LOSS                $   795,878  $ 2,975,786  $   976,247  $ 2,386,451  $ 3,771,664  $ 6,158,115


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                           STATEMENTS OF CASH FLOWS
                            ------------------------

                                                                                                             Period From  Period
                                                                                                              Inception   From
                                                                                                              (January    Incep-
                                                                                                                           tion
                                                                                                              31, 1997) (January
                                                             Year Ended                 Six Months Ended    To December 31, 1997)
                                                            December 31,                    June 30,            31,     To June 30,
                                                         1997           1998         1998           1999        1998        1999
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss                                          $    (795878) $  (2975786) $    (976247) $  (2386451) $  (3771664) $  (6158115)
  Adjustments to reconcile net loss to net
     cash used in operating activities-
       Depreciation                                         1155         9782          3038        14678        10937        25615
       Increase in accounts payable                        53276       367623        176119        10620       420899       431519
       Increase in accrued interest                        22824       152463         84272       176252       175287       351539
       Increase (decrease) in accrued
          liabilities                                       3941        10120          2008        (3280)       14061        10781
       Increase in accounts receivable-
          affiliates                                      (37608)       (7580)      (107150)      (13040)     (45188)       (58228)
       Increase in other receivables                           -        (3728)            -       (54397)      (3728)       (58125)

          Net cash used in operating activities          (752290)    (2447106)      (817960)    (2255618)   (3199396)     (5455014)

CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Lease acquisition costs                                (200000)     (200000)      (200000)     (250000)     (400000)     (650000)
  Purchase of equipment                                   (22823)      (56652)       (35937)     (171553)      (79475)     (251028)

          Net cash used in investing activities          (222823)     (256652)      (235937)     (421553)     (479475)     (901028)

CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Advances from affiliate                                 988602      2701205       1065050      2772835      3689807      6462642

          Net cash provided by financing activities       988602      2701205       1056050      2772835      3689807      6462642

NET INCREASE (DECREASE) IN
 CASH AND CASH EQUIVALENTS                                 13489        (2553)        11153        95664        10936       106600

CASH AND CASH EQUIVALENTS,
  at beginning of period                                       -        13489         13489        10936           -             -

CASH AND CASH EQUIVALENTS,
  at end of period                                  $      13489  $     10936  $      24642  $    106600  $    10936  $     106600

SUPPLEMENTAL DISCLOSURE OF
  NON-CASH ACTIVITIES:
  Issuance of common stock for
    promissory notes                                $        900  $         -  $          -  $         -  $      900  $        900
  Issuance of common stock to Doyon
    in connection with lease acquisition
    agreement                                       $        100  $         -  $          -  $         -  $      100  $        100



                 The accompanying notes to financial statements
                   are an integral part of these statements.

                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                   STATEMENT OF SHAREHOLDERS' DEFICIT CAPITAL
                   ------------------------------------------

                FOR THE PERIOD FROM INCEPTION (JANUARY 31, 1997)
                ------------------------------------------------

                           THROUGH DECEMBER 31, 1998
                           -------------------------

                         AND JUNE 30, 1999 (UNAUDITED)
                         -----------------------------

                                             Shares of
                                               Common         Common      Accumulated
                                               Stock          Stock        Deficit        Total
INCEPTION, January 31, 1997                            -  $           -  $           -              -
 Issuance of common stock for
   promissory notes                               22,500            900              -            900

 Issuance of common stock to Doyon
   in connection with lease acquisition
    agreement                                      2,500            100              -            100

    Net loss                                           -              -       (795,878)      (795,878)

BALANCE, December 31, 1997                        25,000          1,000       (795,878)      (794,878)
    Net loss                                           -              -     (2,975,786)    (2,975,786)

BALANCE, December 31, 1998                        25,000          1,000     (3,771,664)    (3,770,664)

    Net loss                                           -              -     (2,386,451)    (2,386,451)

BALANCE, June 30, 1999 (unaudited)                25,000  $       1,000  $  (6,158,115) $  (6,157,115)



                 The accompanying notes to financial statements
                    are an integral part of this statement.




                          NORTH STAR EXPLORATION, INC.
                          ----------------------------
                       (An Exploration Stage Corporation)

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                             DECEMBER 31, 1998,1997
                             ----------------------

                         AND JUNE 30, 1999 (UNAUDITED)
                         -----------------------------



(1)  ORANIZATION AND DECRIPTION OF THE BUSINESS
      AND BASIS OF PRESENTATIONN OF
     ------------------------------------------

     Organization and Description of the Business
     --------------------------------------------

North Star Exploration, Inc., a Nevada corporation (the "Company" or "North Star"), is a privately held exploration company formed on January 31, 1997 for the purpose of acquiring, exploring and developing certain mineral properties in the State of Alaska.

On May 27, 1997, the Company entered into an Option Agreement (the "Agreement") with Doyon, Limited ("Doyon") with respect to certain lands in Alaska. The Agreement provides North Star with the exclusive right to explore for minerals until January 1, 2002, to lease prospects identified thereon, and to develop and produce minerals pursuant to such leases. The optioned lands encompass approximately seven million acres comprised of 24 individually named blocks, plus additional rights to surrounding lands within areas of interest.

The Agreement requires North Star to spend $9 million over the life of the Agreement, with minimum commitments per year and with specific minimum expenditures per block. Exploration expenditures in excess of the minimum amount may be carried forward and credited to expenditure requirements for future years with certain limitations.

At any time during the agreement term, North Star may, if it has conducted at least 5,000 feet of drilling, made exploration expenditures of $500,000, and received a positive pre-feasibility study with respect to a particular mineral area, exercise its option to lease that area for mineral development for an initial term of ten years. If North Star achieves commercial production during the initial term, the lease will continue so long as there is commercial production. North Star may obtain leases on an unlimited number of areas currently owned by Doyon, and may obtain leases on 14 areas from lands selected by Doyon pursuant to the Alaska Native Claims Settlement Act, but not yet conveyed to Doyon. North Star has the right to add additional surrounding lease lands to the base lease in the event that further drilling delineates additional mineable reserves.

Each mining lease will provide for a payment to Doyon commencing upon the execution of the lease of an annual amount equal to the greater of $150,000 or $10 per acre leased, until a feasibility study is delivered to Doyon. If a feasibility study is not delivered to Doyon before the fifth anniversary of the lease, such amount will be increased to the greater of $250,000 or $20 per acre. Under each lease, North Star must also incur minimum expenditures until the feasibility study is delivered to Doyon. On the date of submittal of a feasibility study, North Star must pay Doyon yearly advance royalties of $350,000, which will be recoupable from future royalty payments. From commencement of commercial production until payback, North Star will pay Doyon a net smelter royalty of 3% (or 10% net profits), and after payback the royalty increases to 5% (or 20% net profits). Doyon reserves the right to buy from 10% to 20% of the equity in a project after deliverance of a positive feasibility study.

     Business Risks
     --------------

The Company is currently exploring for minerals and has yet to exercise any options to lease prospects. The Company has therefore not produced any revenues since inception and there can be no assurance that revenues will be generated during fiscal 1999.

The Company's operations will be significantly affected by the market price of gold. Gold prices can fluctuate widely and are affected by numerous factors that are beyond the Company's control. In July 1999, the market price for gold declined to its lowest level in 20 years. A further sustained period of low gold prices could have a material adverse effect on the Company's financial position, results of operations and its ability to raise adequate financing.

The Company has a funding agreement with Equistar Consolidated Holdings LLC ("Equistar"). Equistar is owned 50% by certain shareholders who have a 45% ownership interest in Northstar. The remaining 50% interest in Equistar is owned by a Partnership which solely owns a Company that has a 45% interest in Northstar.

Equistar has funded the operations of the Company since inception and North Star's ability to continue as a going concern is dependent upon the continued support of Equistar or obtaining an alternate source of financing. Equistar has committed to fully fund the operations of the Company until October 31, 2000.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

     Basis of Presentation
     ---------------------

The accompanying financial statements are presented on the accrual basis of accounting, in accordance with generally accepted accounting principles.

     Unaudited Periods Presented
     ---------------------------

In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of North Star as of June 30, 1999 and the results of operations and cash flows for the periods presented. The results of operations for the period presented are not necessarily indicative of the results to be expected for the full year. Management believes the disclosures made are adequate to ensure that the information is not misleading, and recommends that these financial statements be read in conjunction with the Company's December 31, 1998 audited financial statements.

     Development Stage Enterprise
     ----------------------------

The Company is accounted for in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises."

     Cash and Cash Equivalents
     -------------------------

Cash and cash equivalents consist of all cash balances and highly liquid investments with an original maturity of three months or less.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

     Equipment and Mineral Rights
     ----------------------------

Expenditures for equipment are stated at cost. Depreciation is provided using the straight-line method over useful lives ranging from 3 to 7 years.

Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed, the costs incurred to develop the property will be capitalized. Significant payments related to the acquisition of exploration interests are also capitalized. If a mineable ore body is discovered, acquisition costs will be amortized using a units-of-production method. If no mineable ore body is discovered, acquisition costs will be expensed in the period in which it is determined the property has no future economic value.

The Company adopted AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"), effective January 1, 1998. Under this accounting method, certain costs such as organization, training and pre-feasibility expenses incurred during the start-up phase of a project are expensed as incurred. Adoption of SOP 98-5 did not have a material impact to the financial statements.

     Long-Lived Assets
     -----------------

The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"). SFAS No. 121 established procedures for review of recoverability, and measurement of impairment if necessary, of long-lived assets held and used by the Company. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. SFAS No. 121 also requires any long-lived assets to be disposed of to be reported at the lower of carrying amount or fair value less estimated selling costs. Fair value is determined using an estimated future cash flow analysis. An impairment is considered to exist if total estimated future cash flows on an undiscounted basis is less than the carrying amount of the asset. An impairment loss is then measured and recorded based on discounted estimated future cash flows. Future cash flows include estimates of recoverable ounces, gold prices (considering current and historical prices, price trends and related factors), production, capital and reclamation costs.

     Segment Reporting
     -----------------

In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established standards for reporting information about operating segments. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas and major customers. As the Company currently operates in a single industry and has operations concentrated in one location, the Company does not have identifiable segments.

     Income Taxes
     ------------

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" which requires the use of the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the book basis and tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when those amounts are realized or settled.

    Fair Value of Fiancial Instruments
    ----------------------------------

The carrying values of the Company's cash and cash equivalents, accounts payable, accrued liabilities and advances from affiliate approximate their estimated fair values.

(3)  INCOME TAXES
     ------------

The components of deferred taxes follow:

                                       December       December         June
                                          31,            31,            30,
                                         1997           1998           1999

Deferred tax assets:
 Net operating loss carryforwards   $     286,151  $   1,362,005  $   2,312,667
 Tax basis over book                            -              -            491

Deferred tax liability:
 Book basis over tax                         (867 )       (3,332 )            -

 Net deferred tax asset                   285,284      1,358,673      2,313,158

 Valuation allowance                     (285,284 )   (1,358,673 )   (2,313,158 )

                                    $           -  $           -  $           -

At June 30, 1999, the Company had net operating loss carryforwards ("NOL") to offset future income for federal income tax purposes of approximately $5,944,679.

The Company established a valuation allowance against its deferred tax asset due to the losses incurred by the Company since inception. The Company's ability to generate future taxable income to utilize the NOL is uncertain.

(4)  COMMITMENTS AND CONTINGENCIES
     -----------------------------

     Doyon Agreement
     ---------------

In accordance with the Agreement, as of June 30, 1999, the Company is required to make annual lease acquisition payments of $300,000 for both 2000 and 2001.

The Company's required exploration expenditures under the Agreement, as of June 30, 1999, represent $423,263, $2,300,000 and $2,300,000 for 1999, 2000 and 2001,
respectively.

     Future Lease Commitments
     ------------------------

The Company has certain operating leases for office space and equipment with terms ranging from three to seven years. The required expenditures are as follows:

Six months ending December 31,
1999                  $   209,542

Years ending December 31,
2000                      258,751
2002                      233,794
2003                      233,794
Thereafter                463,983
                     ------------
                       $1,658,615
                        =========


     Environmental Laws and Regulations
     ----------------------------------

The Company's management believes that it is in compliance with environmental laws and regulations as currently enacted. The Company's management has filed all necessary permits to fulfill current environmental compliance requirements. However, the exact nature of environmental compliance, which the Company may be exposed to in the future, cannot be predicted. This is primarily due to the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities. Provisions for reclamation will be made when mining begins.


(5)  RELATED PARTY TRANSACTIONS
     --------------------------

     Advance From Affiliate
     ----------------------

Advances from Equistar accrue interest at 7% per annum with all amounts outstanding maturing on October 31, 2000. The Company owed $6,462,642, $3,689,807 and $988,602 in principal and $351,539, $175,287 and $22,824 in accrued interest to Equistar as of June 30, 1999, December 31, 1998 and 1997, respectively.

     Management Fee
     --------------
Beginning January 1999, Equistar began charging the Company a management fee of $35,000 per month for administrative services performed on behalf of the Company. The Company incurred total expense of $210,000 which is included in the accompanying statements of operations as of June 30, 1999.

(6)  SHAREHOLDERS' DEFICIT

On June 13, 1997 the Company's shareholders approved a 25 to 1 stock split. The Company's financial statements have been retroactively adjusted for all periods to reflect this transaction.

(7)  SUBSEQUENT EVENTS
     -----------------

On June 10, 1999, Company shareholders representing 90% of the outstanding shares of the Company (the "Buyers") entered into an agreement to purchase a controlling interest in a publicly traded company. As part of the consideration, the Buyers, at their election, may transfer their right to the obligations of North Star resulting from the advances made by Equistar, to the shareholders of the publicly traded company as partial payment for the acquisition.




                            EXPENSES OF SOLICITATION

    The entire expense of preparing, assembling, printing and mailing the proxy form and the form of materials used in the solicitation of proxies will be paid by the Company. The Company will request banks and brokers to solicit their customers who beneficially own common stock of the Company listed in the names of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expenses of such solicitation. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, telegraph, cable and personal interview. The Company does not expect to pay any compensation for the solicitation of proxies.


                   DATE OF RECEIPT OF SHAREHOLDER'S PROPOSALS

    Shareholder proposals must be received by the Company by December 31, 1999 to be included in the proxy materials for the next Annual Meeting of Shareholders.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote in accordance with his judgment on such matters.

                         AVAILABILITY OF ANNUAL REPORT
                                  ON FORM 10-K

    UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, TO EACH SHAREHOLDER OF RECORD OR EACH SHAREHOLDER WHO OWNED COMMON STOCK LISTED IN THE NAME OF A BANK OR
BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON           , 1999. REQUESTS
                                              -----------
SHOULD BE ADDRESSED TO THE COMPANY, TO THE ATTENTION OF BOB DESPAIN,. SECRETARY, 913 FOSTER ROAD, CASPER, WYOMING 82601.

By Order of the Board of Directors

/s/ Bob Despain

Dwight B. "Bob" Despain
Secretary



                                   RESOLUTION

                           AUTHORIZED SHARE AMENDMENT
                           ARTICLES OF INCORPORATION


    HAWKS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Wyoming.

    DOES HEREBY PROPOSE:
    That at a meeting of the Board of Directors of Hawks Industries, Inc. resolutions were duly adopted setting forth a proposed amendment of the Articles of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 4 - Authorized Capital" so that, as amended, said Article shall be and read as follows:

                        ARTICLE 4  - AUTHORIZED CAPITAL

4.1 The total number of shares of capital stock which the Corporation has the authority to issue is 50,997,000, consisting of 50,000,000 shares of Common Stock $0.01 par value per share (the "Common Stock"), and 997,000 shares of Preferred Stock, $0.01 par value per share (the "Preferred Stock").

4.2 The Board of Directors is expressly authorized by resolution or resolutions from time to time adopted, subject to any limitations and requirements prescribed by the General Corporation Law of the State of Wyoming and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate of Designations pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to such series of Preferred Stock.



                                   ARTICLE 13

                               DISSENTERS' RIGHTS


  17-16-1301.  Definitions.

        (a)  As used in this article:

(i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

 (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

(iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

(vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

(vii) "Shareholder" means the record shareholder or the beneficial shareholder.

17-16-1302. Right to dissent.

    (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

(A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

(B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

(ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

(iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
(A)  Alters or abolishes a preferential right of the shares;

(B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

(v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.


  17-16-1303.  Dissent by nominees and beneficial owners.
    (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

(i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.


  17-16-1320.  Notice of dissenters' rights.

    (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.


  17-16-1321.  Notice of intent to demand payment.

    (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

    (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under this article.

  17-16-1322.  Dissenters' notice.

    (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

    (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

(i) State where the payment demand shall be sent and where and when when certificates for certificated shares shall be deposited;

(ii) Inform holders of uncertificated shares to what; extent transfer of the shares will be restricted after the payment demand is received;

(iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

(iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

(v)  Be accompanied by a copy of this article.


 17-16-1323.  Duty to demand payment.

    (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

    (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


  17-16-1324.  Share restrictions.

    (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

    (b)    The  person   for  whom  dissenters'  rights   are  asserted  as   to
uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


  17-16-1325.  Payment.

    (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

    (b)  The payment shall be accompanied by:

(i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(ii) A statement of the corporation's estimate of the fair value of the shares;

(iii)  An explanation of how the interest was calculated;

(iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

(v)  A copy of this article.


  17-16-1326.  Failure to take action.

    (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.


  17-16-1327.  After-acquired shares.

    (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

    (b) To the extent the corporation elects to withhold ppayment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.


  17-16-1328.  Procedure if shareholder dissatisfied with payment or offer.

    (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

(i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(ii)  The corporation fails to  make payment under W.S. 17-16-1325 within  sixty
(60) days after the date set for demanding payment; or

(iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

    (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.


  17-16-1330.  Court action.

    (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by or by publication as provided by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    (e) Each dissenter made a party to the proceeding is entitled to judgment for:

(i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

(ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.


  17-16-1331.  Court costs and counsel fees.

    (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

    (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
(i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

(ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.